Graphic Packaging Holding Company Reports Second Quarter 2026 Financial Results

•Net Sales were $2,188 million; Innovation Sales Growth added $40 million.
•Net Income of $24 million; Adjusted EBITDA of $247 million, strong execution despite elevated inflation.
•Structural cost actions expected to generate approximately $85 million of in-year savings, partially offsetting full-year 2026 expected inflation of $150 million.
•On track to achieve full-year 2026 Net Sales at the high end of guidance range, while Adjusted EBITDA is expected at the low end of guidance range due to the heightened inflationary environment; Adjusted EPS range lowered to reflect higher interest expense and Adjusted Cash Flow guidance updated to $600 million to $700 million.

ATLANTA, August 4, 2026 - Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company"), a global leader in sustainable consumer packaging, today reported second quarter 2026 results.

Net Sales in second quarter 2026 were $2,188 million, versus $2,204 million in second quarter 2025. Net Income in second quarter 2026 was $24 million, or $0.08 per diluted share, versus Net Income of $104 million, or $0.34 per diluted share in second quarter 2025. Second quarter 2026 and 2025 Net Income were impacted by a net charge from non-recurring and special items and amortization of purchased intangibles of $17 million and $24 million, respectively. Excluding non-recurring and special items and amortization of purchased intangibles, Adjusted Net Income for the second quarter of 2026 was $41 million, or $0.14 per diluted share, and $128 million, or $0.42 per diluted share in second quarter 2025.

"We continued to execute against our near-term strategic priorities and delivered solid second quarter performance, with Adjusted EBITDA at the top of our guidance range despite greater than anticipated inflation,” said Robbert Rietbroek, President and Chief Executive Officer. “Our business demonstrated resilience, with both sales and volumes increasing in the first half of 2026 compared with the same period in 2025. We are beginning to realize the benefits of our productivity initiatives, disciplined cost management, and improving operational efficiencies, which helped mitigate higher than expected inflationary pressures in the quarter. As a result, we achieved 50 basis points of sequential Adjusted EBITDA margin expansion in the second quarter relative to the first quarter.”

“In response to incremental inflation, we implemented additional productivity, cost reduction, and pricing initiatives. The combination of these recent actions and our disciplined execution against strategic priorities positions us to drive continued sequential profitability and margin improvement in the second half of 2026 and provides positive momentum into next year.”

Financial and Operating Results

Net Sales

Second quarter 2026 Net Sales decreased 1% to $2,188 million, versus $2,204 million in the same quarter last year. The $16 million decline was driven by a 1% decrease, or $27 million, in price, flat, or $2 million decrease, in volume/mix, partially offset by a $13 million favorable foreign exchange/other impact. Innovation Sales Growth in the second quarter was $40 million.

EBITDA

Second quarter 2026 EBITDA decreased 26% to $240 million from $323 million in the same quarter last year. Excluding the impact of business combinations and other non-recurring and special items, Adjusted EBITDA was $247 million versus $336 million in the same quarter last year. The $89 million decline in Adjusted EBITDA was driven by the impact of commodity input and operating cost inflation of $60 million, lower price of $27 million, lower volume/mix of $8 million, as well as an unfavorable foreign exchange impact of $3 million, partially offset by positive Net Performance of $9 million. Second quarter Adjusted EBITDA Margin was 11.3% in 2026, and 15.3% in 2025.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) was $5,688 million in second quarter 2026 compared to $5,592 million in fourth quarter 2025 and $5,772 million in the first quarter 2026. Net Debt (Total Debt less Cash and Cash Equivalents) was $5,483 million in second quarter 2026 compared to $5,331 million in fourth quarter 2025 and $5,583 million in the first quarter 2026. The Company's second quarter 2026 Net Leverage Ratio was 4.7x compared to 3.8x in fourth quarter 2025.

Capital expenditures in second quarter 2026 were $83 million, versus $228 million in the same quarter last year.

The Company returned approximately $65 million to stockholders during the first six months of 2026 through regular dividends.

2026 Annual Guidance

The Company now expects 2026 Net Sales at the high-end of the range of $8.4 billion to $8.6 billion, Adjusted EBITDA at the low-end of the range of $1.05 billion to $1.25 billion, and Adjusted EPS in the range of $0.65 to $0.90.

The Company now expects 2026 Adjusted Cash Flow in the range of $600 million to $700 million, and 2026 capital spending below $450 million.

Optimizing Operations

Furthering our footprint optimization initiative, we completed the divestiture of our Croatia facility and announced plans to close our facility in Lebanon, Tennessee, to consolidate volumes across fewer facilities. Additionally, we notified employees of our intention to evaluate the potential closure of our site in Winsford, UK.

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (August 4, 2026) to discuss the results of second quarter 2026. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 266400

Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to savings resulting from structural cost actions in 2026, 2026 Net Sales, Adjusted EBITDA and Adjusted Earnings per Diluted Share, Adjusted Cash Flow guidance, and profitability and margin improvement in the second half of 2026 constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives, cost reduction plans, as well as the Company's debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the Securities and Exchange Commission.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

Graphic Packaging Holding Company
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2026	2025	2026	2025
Net Sales	$2,188	$2,204	$4,344	$4,324
Cost of Sales	1,896	1,784	3,746	3,459
Selling, General and Administrative	180	204	382	400
Other Expense, Net	11	10	25	26
Business Combinations, Exit Activities and Other Special Items, Net	6	13	77	25
Income from Operations	95	193	114	414
Nonoperating Pension and Postretirement Benefit Expense	(1)	(1)	(1)	(1)
Interest Expense, Net	(68)	(53)	(132)	(104)
Income (Loss) before Income Taxes	26	139	(19)	309
Income Tax Expense	(2)	(35)	—	(78)
Net Income (Loss)	$24	$104	$(19)	$231

Net Income (Loss) Per Share - Basic	$0.08	$0.35	$(0.06)	$0.77
Net Income (Loss) Per Share - Diluted	$0.08	$0.34	$(0.06)	$0.76

Weighted Average Number of Shares Outstanding - Basic	296.6	301.2	296.6	301.7
Weighted Average Number of Shares Outstanding - Diluted	296.7	301.6	296.6	302.4

Graphic Packaging Holding Company
Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except share and per share amounts	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and Cash Equivalents	$205	$261
Receivables, Net	888	760
Inventories, Net	1,691	1,766
Assets Held for Sale	8	10
Other Current Assets	220	126
Total Current Assets	3,012	2,923
Property, Plant and Equipment, Net	5,532	5,669
Goodwill	2,048	2,065
Intangible Assets, Net	626	670
Other Assets	442	448
Total Assets	$11,660	$11,775

Liabilities
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$552	$549
Accounts Payable	955	1,027
Liabilities Held for Sale	2	—
Other Accrued Liabilities	675	668
Total Current Liabilities	2,184	2,244
Long-Term Debt	5,115	5,022
Deferred Income Tax Liabilities	681	688
Other Noncurrent Liabilities	443	484

Shareholders' Equity
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 296,054,676 and 295,128,049 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	3	3
Capital in Excess of Par Value	1,994	1,981
Retained Earnings	1,530	1,614
Accumulated Other Comprehensive Loss	(291)	(262)
Total Graphic Packaging Holding Company Shareholders' Equity	3,236	3,336
Noncontrolling Interest	1	1
Total Equity	3,237	3,337
Total Liabilities and Shareholders' Equity	$11,660	$11,775

Graphic Packaging Holding Company
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2026	2025
Cash Flows from Operating Activities:
Net (Loss) Income	$(19)	$231
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	284	261
Amortization of Deferred Debt Issuance Costs	3	3
Deferred Income Taxes	(7)	16
Amount of Postretirement Expense Less Than Funding	(1)	—
Share-Based Compensation Expense, Net	18	(1)
Asset Impairment Charges	53	—
Other, Net	(2)	(13)
Changes in Operating Assets and Liabilities	(284)	(404)
Net Cash Provided by Operating Activities	45	93
Cash Flows from Investing Activities:
Capital Spending	(223)	(541)
Acquisition of Businesses	—	(29)
Proceeds from the Sale of Business and Properties, Net of Cash and Cash Equivalents Sold	8	12
Beneficial Interest on Sold Receivables	240	110
Beneficial Interest Obtained in Exchange for Proceeds	(164)	(54)
Other, Net	6	(3)
Net Cash Used in Investing Activities	(133)	(505)
Cash Flows from Financing Activities:
Repurchase of Common Stock	—	(110)
Retirement of Long-Term Debt	(400)	—
Payments on Debt	(9)	(6)
Proceeds from Issuance of Debt	544	99
Borrowings under Revolving Credit Facilities	1,829	2,077
Payments on Revolving Credit Facilities	(1,847)	(1,599)
Repurchase of Common Stock related to Share-Based Payments	(4)	(32)
Debt Issuance Costs	(4)	(1)
Dividends Paid	(65)	(63)
Other, Net	(12)	(3)
Net Cash Provided by Financing Activities	32	362
Decrease in Cash and Cash Equivalents	(56)	(50)
Effect of Exchange Rate Changes on Cash	—	13
Net Decrease in Cash and Cash Equivalents	(56)	(37)
Cash and Cash Equivalents at Beginning of Period	261	157
Cash and Cash Equivalents at End of Period	$205	$120

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, certain extended mill outages, sales of assets, non-recurring and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP. The Company's guidance for 2026 Adjusted EBITDA, Adjusted Earnings per Share, and Adjusted Cash Flow are non-GAAP financial measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures (Net Income, Net Income per Share, and Net Cash Provided by Operating Activities, respectively) because the information necessary to prepare such a reconciliation is not available without unreasonable efforts.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2026	2025	2026	2025
Net Income (Loss)	$24	$104	$(19)	$231
Add (Subtract):
Income Tax Expense	2	35	—	78
Interest Expense, Net	68	53	132	104
Depreciation and Amortization	146	131	286	263
EBITDA	240	323	399	676
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	6	13	77	25
Other Non-Recurring Items(a)	1	—	3	—
Adjusted EBITDA	$247	$336	$479	$701

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	11.3%	15.3%	11.0%	16.2%

Net Income (Loss)	$24	$104	$(19)	$231
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	6	13	77	25
Other Non-Recurring Items(a)	1	—	3	—
Accelerated Depreciation Related to Exit Activities	—	4	—	8
Amortization Related to Purchased Intangible Assets	15	15	31	34
Tax Impact of Adjustments	(5)	(8)	(23)	(16)
Adjusted Net Income	$41	$128	$69	$282

Adjusted Earnings Per Share - Basic	$0.14	$0.42	$0.23	$0.93
Adjusted Earnings Per Share - Diluted	$0.14	$0.42	$0.23	$0.93
(a) Represents items management believes are not indicative of ongoing operating performance.

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
In millions	June 30, 2026	June 30, 2025	December 31, 2025
Net Income	$194	$534	$444
Add (Subtract):
Income Tax Expense	61	180	139
Equity Income of Unconsolidated Entity	(1)	(1)	(1)
Interest Expense, Net	248	215	220
Depreciation and Amortization	563	541	540
EBITDA	$1,065	$1,469	$1,342
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	93	69	41
Other Non-Recurring Items(a)	15	—	12
Adjusted EBITDA	$1,173	$1,538	$1,395

Calculation of Net Debt:	June 30, 2026	June 30, 2025	December 31, 2025
Short-Term Debt and Current Portion of Long-Term Debt	$552	$443	$549
Long-Term Debt (b)	5,136	5,416	5,043
Less:
Cash and Cash Equivalents	(205)	(120)	(261)
Net Debt	$5,483	$5,739	$5,331

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	4.7	3.7	3.8
(a) Represents items management believes are not indicative of ongoing operating performance.
(b) Excludes unamortized deferred debt issue costs.

	Six Months Ended June 30,
In millions	2026	2025
Net Cash Provided by Operating Activities	$45	$93
Net Cash Receipts from Receivables Sold included in Investing Activities	76	56
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net and Other Non-Recurring Items	57	33
Adjusted Net Cash Provided by Operating Activities	$178	$182
Capital Spending	(223)	(541)
Adjusted Cash Flow	$(45)	$(359)